EXHIBIT 10.3


                            FIRST AMENDMENT TO LEASE


     This First Amendment to Lease is made and entered into this 30th day of September, 1997, by and between Paul F. Wenner, and Frank S. Card and
Maralee Jeanne Card, as Trustees in the Card Trust U/D/T October 6, 1994, on the one hand and Wholesome & Hearty Foods, Inc. ("WHFI"), on the other.

                                    RECITALS

     A. On or about January 1, 1993, Frank S. Card and WHFI entered into a certain lease agreement (the "Lease") pursuant to which Frank S. Card agreed to lease to WHFI certain real property in the City of Portland, Oregon, described as follows: Lots 1 and 2, Block 172, HAWTHORNE PARK, Multnomah County, Oregon (the "Premises"), having a street address of 1416 S.E. 8th Avenue, Portland, Oregon. A copy of the Lease is attached hereto and marked Exhibit A.

     B. The Premises are currently owned by Paul F. Wenner, as to an undivided one-half interest, and Frank S. Card and Maralee Jeanne Card, as Trustees in the Card Trust U/D/T October 6, 1994, as to an undivided one-half interest.

     C. The term of the Lease expires at midnight on December 31, 1997.

     D. The parties hereto desire to amend the Lease to, among other things, extend its term past December 31, 1997, make the Lease a month-to-month lease effective January 1, 1998, and increase the monthly rent payment from $1,700 to 2,200.

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                                    AMENDMENT

     Now, therefore, in consideration for the mutual covenants contained herein, the parties hereto agree to amend the Lease as follows:

     1. IDENTITY OF LESSOR. The Lessor under the Lease is Paul F. Wenner, and Frank S. Card and Maralee Jeanne Card, Trustees in the Card Trust U/D/T October 6, 1994.

     2. EXTENSION OF TERM. The term of the Lease will not expire on December 31, 1997, and is hereby extended as set forth below.

     3. MONTH-TO-MONTH LEASE. Beginning January 1, 1998, the Lease will become a month-to-month lease. Either Lessor or Lessee may terminate the Lease by giving the other party not less than 30 days' notice in writing prior to the date designated in the notice for termination.

     4. RENT. Beginning with the rent due for January 1998, Lessee shall pay Lessor a rental of $2,200 per month.

     5. NOTICES. Notices under the Lease shall be given to Lessor and Lessee at Suite 400, 1411 S.W. Morrison, Portland, Oregon 97205.

     6. NO OTHER MODIFICATION TO LEASE. No other modification to the Lease is made or intended to be made hereby. All terms, conditions, and covenants of the Lease, to the extent not inconsistent with the foregoing amendments, shall remain in full force and effect.

LESSOR:
                                  /s Paul F. Wenner
                                  ----------------------------------------------
                                  Paul F. Wenner



                                  /s/ Frank S. Card, Trustee
                                  ----------------------------------------------
                                  Frank S. Card, as Trustee in the Card Trust
                                  U/D/T October 6, 1994



                                  /s/ Maralee Jeanne Card, Trustee
                                  ----------------------------------------------
                                  Maralee Jeanne Card, as Trustee in the Card
                                  Trust U/D/T October 6, 1994


LESSEE:                           WHOLESOME & HEARTY FOODS, INC.


                                  By /s/ Richard C. Dietz
                                     -------------------------------------------
                                     Richard C. Dietz
                                     Chief Financial Officer/Executive Vice
                                     President